Registration No. 333-267116

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3/A

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Bon Natural Life Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

25F, Rongcheng Yungu, Keji 3rd Road

Xi’an Hi-tech Zone, Xi’an, China

0086-29-88346301 x809

(Address and telephone number of Registrant’s principal executive offices)

The Crone Law Group P.C.

500 Fifth Ave, Suite 938

New York, NY 10110

Phone: (646) 861-7891

(Name, address, and telephone number of agent for service)

With a Copy to:

Joe Laxague The Crone Law Group P.C. 1 East Liberty, Suite 600 Reno, NV 89501 Phone: (775) 234-5221	Mason Allen The Crone Law Group P.C. 500 Fifth Ave, Suite 938 New York, NY 10110 Phone: (646) 861-7891

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 3, 2022

PRELIMINARY PROSPECTUS

$200,000,000 of

Ordinary Shares

Debt Securities

Warrants

Rights

and

Units

Bon Natural Life Limited

We may, from time to time, in one or more offerings, offer and sell up to $200,000,000 of our ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), debt securities, warrants, rights, and units, or any combination thereof, together or separately as described in this prospectus. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above. In this prospectus, references to the term “securities” refers, collectively, to our Ordinary Shares, debt securities, warrants, rights, and units, and securities that may be convertible or exchangeable into the foregoing. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of the securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus.

We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus, any prospectus supplement, and any free writing prospectus before you invest in any of our securities. The prospectus supplement and any related free writing prospectus may add, update, or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our Ordinary Shares are listed on the Nasdaq Capital Market, or “Nasdaq,” under the symbol “BON.” On August 24, 2022, the last reported sale price of our Ordinary Shares on Nasdaq was $2.49 per share. The aggregate market value of our outstanding Ordinary Shares held by non-affiliates, or public float, as of August 24, 2022, was approximately $8,788,602, which was calculated based on Ordinary Shares held by non-affiliates and the price of $2.49 per share, which was the closing price of our Ordinary Shares on Nasdaq on August 24, 2022.

Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 15 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F, in other reports incorporated herein by reference, and in an applicable prospectus supplement under the heading “Risk Factors.”

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus or any prospectus supplements are being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investors in our ordinary shares are not purchasing equity securities in our subsidiaries that have substantive business operations in China but instead are purchasing equity securities of a Cayman Islands holding company, Bon Natural Life Limited. We are a Cayman Islands holding company that conducts all of our operations and operates our business in China through our PRC subsidiaries. Such structure involves unique risks to investors in our ordinary shares. References in this Prospectus to “Bon Natural Life,” “the Company,” “we,” “us,” “our company” or “our” are to Bon Natural Life Limited a Cayman Islands corporation, together with its subsidiaries collectively. Please see “Prospectus Summary — Conventions that Apply to this Prospectus” for naming conventions regarding our subsidiary companies. Although we own and control our PRC operating subsidiaries, investors in this offering may never hold equity interests directly in our operating entities.

We originally carried out our business through a variable interest entity structure. Effective November 1, 2021, we terminated the original VIE contractual agreements and completed the reorganization of our corporate structure and all of our operations are currently conducted in China through our wholly-owned subsidiaries.

Because all of our business operations are conducted in China though our wholly-owned subsidiaries, the Chinese government may intervene or influence the operation of our PRC operating entities and may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our ordinary shares.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China-based issuers. Any future action or control by the Chinese government over offerings conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. Specifically, the Measures for Cybersecurity Review (2021 version) which was promulgated by the Cyberspace Administration of China, or the CAC on December 28, 2021, and became effective on February 15, 2022, iterates that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. We cannot assure you that we will not be deemed as the “online platform operators” as mentioned above, even though we do not operate any online platforms. We do not believe that we are directly subject to these regulatory actions or statements, as we do not have a variable interest entity structure and our business does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. We believe that, as of the date of this prospectus, the Company and its subsidiaries, (1) are not required to obtain permissions or approvals from any PRC authorities to operate or issue our Ordinary Shares to foreign investors; and (2) are not subject to permission requirements from the China Securities Regulatory Commission (the “CSRC”), the Cyberspace Administration of China (the “CAC”) or any other entity that is required to approve of our operations. However, given the current PRC regulatory environment, it is uncertain when and whether we or our PRC subsidiaries, will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Because these statements and regulatory actions are new, however, it is highly uncertain how soon legislative or administrative regulation making bodies in China will respond to them, or what existing or new laws or regulations or detailed implementation rules and interpretations will be modified or promulgated, if any, or the potential impact such modified or new laws and regulations will have on our daily business operations or our ability to accept foreign investments and continue to be listed on an U.S. exchange. If it is determined in the future that the approval of the CSRC, the CAC or any other regulatory authority is required for this offering, the offering will be delayed until we have obtained the relevant approvals. There is also the possibility that we may not be able to obtain or maintain such approval or that we inadvertently concluded that such approval was not required. If the approval was required while we inadvertently concluded that such approval was not required or if applicable laws and regulations or the interpretation of such were modified to require us to obtain the CSRC approval in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our ordinary shares.

Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the ordinary shares we are offering, you would be doing so at the risk that the settlement and delivery may not occur. Any uncertainties or negative publicity regarding such approval requirements could have a material adverse effect on our ability to complete this offering or any follow-on offering of our securities or the market for and market price of our ordinary shares.

On December 24, 2021, China Securities Regulatory Commission, or the CSRC issued the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (the “Draft Administrative Provisions”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (the “Draft Filing Measures”, collectively with the Draft Administrative Provisions, the “Draft Rules Regarding Overseas Listings”), which were published for comments only with the comment period expired on January 23, 2022. The Draft Rules Regarding Overseas Listing lay out the filing regulation arrangement for both direct and indirect overseas listing, and clarify the determination criteria for indirect overseas listing in overseas market. Among other things, if a domestic enterprise intends to indirectly offer and list securities in an overseas market, the record-filing obligation is with a major operating entity incorporated in the PRC and such filing obligation shall be completed within three working days after the overseas listing application is submitted. The Draft Rules Regarding Overseas Listings, if enacted, may subject us to additional compliance requirements in the future, and we cannot assure you that we will be able to get the clearance of filing procedures under the Draft Rules Regarding Overseas List on a timely basis, or at all. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our ordinary shares to significantly decline in value or become worthless. Please see “Risk Factor — If the Chinese government were to impose new requirements for approval from the PRC Authorities to issue our ordinary shares to foreign investors or list on a foreign exchange, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.”

Pursuant to the Holding Foreign Companies Accountable Act (“HFCAA”), the Public Company Accounting Oversight Board (the “PCAOB”) issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Our registered public accounting firm, Friedman, LLP, is not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. Notwithstanding the foregoing, if the PCAOB is not able to fully conduct inspections of our auditor’s work papers in China, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities may be prohibited under the HFCAA. See Risk Factor –” Although the audit report included in this prospectus was issued by U.S. auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors would be deprived of the benefits of such inspection and our ordinary shares may be delisted or prohibited from trading.”

The structure of cash flows within our organization, and the applicable regulations, are as follows:

1. Our equity structure is a direct holding structure, that is, the overseas entity listed in the U.S., Bon Natural Life, directly controls Xi’an CMIT and Xi’an Youpincui (the “WFOEs”) and other domestic operating entities through the Hong Kong company, Tea Essence. See “Corporate History and Structure” above for additional details.

2. After foreign investors’ funds enter Bon Natural Life at the close of this Offering, the funds can be directly transferred to Tea Essence, and then transferred to operating subsidiaries through the WFOEs in compliance with the applicable PRC laws and regulations.

If we determine to distribute dividends, we will rely on payments made from WFOEs and other PRC subsidiaries, and the distribution of such payments to the Hong Kong company, Tea Essense, as dividends from the WFOEs in accordance with the laws and regulations of the PRC, and then Tea Essence will transfer the dividends to Bon Natural Life, and the dividends will be distributed from Bon Natural Life to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

3. As of November 23, 2021, net proceeds of approximately $9 million from our initial public offering (“IPO”) and net proceeds of approximately $1 million from of the exercise of the over-allotment option were transferred from our company to the PRC subsidiaries in June and July 2021, respectively. [Please “Parent Company Statements of Cash Flows” in Note 15 to the audited financial statements included in our Annual Report on Form 20-F filed with the SEC on January 31, 2022.] In the reporting periods presented in this Prospectus, no dividends or distributions of a subsidiary has been made to us. For the foreseeable future, we intend to use earnings for research and development, to develop new products and to expand its production capacity. As a result, we do not expect to pay any cash dividends.

4. Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of each of their registered capitals. These reserves are not distributable as cash dividends.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our PRC subsidiaries incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the tax agreement between Mainland China and the Hong Kong Special Administrative Region, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10% upon the satisfaction of certain requirements. However, if the relevant tax authorities determine that our transactions or arrangements are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% withholding rate will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiaries. This withholding tax will reduce the amount of dividends we may receive from our PRC subsidiaries. We have not yet made any application for such favorable tax treatment as of the date of this prospectus and there is no assurance that the reduced 5% will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiary. See “Risk Factors — We may rely on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiary to make payments to us could have a material and adverse effect on our ability to conduct our business.”

The date of this prospectus is October 3, 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings, up to a total offering amount of $200,000,000.

This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. This prospectus may be supplemented by a prospectus supplement that may add, update, or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering. A prospectus supplement may also add, update, or change information contained in this prospectus (including documents incorporated herein by reference). If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Documents by Reference” before investing in any of the securities offered.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

You should rely only on the information provided or incorporated by reference in this prospectus or in the prospectus supplement. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find Additional Information.”

ii

COMMONLY USED DEFINED TERMS

Except as otherwise indicated by the context and for the purposes of this report only, references in this report to:

●	“Bon Natural Life,” “the Company,” “we,” “us,” “our company” or “our” are to Bon Natural Life Limited a Cayman Islands exempted company, its subsidiaries and its consolidated affiliated entities.

●	“China” or the “PRC” are to the People’s Republic of China, including Hong Kong and Macau, and excluding, for the purposes of this report only Taiwan.

●	“Operating subsidiaries” or “PRC subsidiaries” are to Xi’an App-Chem Bio(Tech) Co., Ltd., a PRC company, and its subsidiary entities incorporated in the PRC.

●	“Ordinary shares” or “Shares” are to our ordinary shares, par value $0.0001 per share;

●	“RMB,” “Renminbi” “Yuan,” or “¥” are to the legal currency of the People’s Republic of China;

●	“Tea Essence” are to Tea Essence Limited, our direct wholly owned subsidiary incorporated in Hong Kong.

●	“US$,” “U.S. dollars,” “$,” or “dollars” are to the legal currency of the United States;

●	“WFOEs” is to Xi’an Cell and Molecule Information Technology Limited and Xi’an Youpincui Biotechnology Co., Ltd.
●	“Xi’an App-Chem” are to Xi’an App-Chem Bio(Tech) Co., Ltd., an entity incorporated in the PRC or, depending on the context, Xi’an App-Chem Bio(Tech) Co., Ltd. and its subsidiaries

●	“Xi’an CMIT” are to Xi’an Cell and Molecule Information Technology Limited, one of our Wholly Foreign-Owned Enterprises incorporated in the PRC

●	“Xi’an Youpincui” are to Xi’an Youpincui Biotechnology Co., Ltd., another of our Wholly Foreign-Owned Enterprises incorporated in the PRC

Our reporting currency is the U.S. Dollar. The functional currency of Xi’an App-Chem and of our operating subsidiaries in the PRC is the Renminbi. See “Prospectus Summary—Business Overview.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. The actual results could differ materially from our forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described under the caption “Risk Factors” and elsewhere in this prospectus. This prospectus also contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The Chinese nutritional and dietary supplements market may not grow at the rate projected by market data, or at all. Failure of this market to grow at the projected rate may have a material and adverse effect on our business and the market price of our Shares. In addition, the rapidly changing nature of the nutritional and dietary supplements industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

Readers are urged to carefully review and consider the various disclosures made by us in this prospectus, any subsequently filed prospectus supplement and our other filings with the SEC. This prospectus, any subsequently filed prospectus supplement and our annual and current reports attempt to advise interested parties of the risks and factors that may affect our business, financial condition and results of operations and prospects. The forward-looking statements made in this report speak only as of the date hereof and we disclaim any obligation, except as required by law, to provide updates, revisions or amendments to any forward-looking statements to reflect changes in our expectations or future events.

iii

Prospectus Summary

History and Development of the Company

We commenced our natural products and ingredients business through Xi’an App-Chem Bio(Tech) Co., Ltd. (“Xi’an App-Chem”), a corporation formed in the People’s Republic of China in April of 2006. On April 23, 2006, Xi’an App-Chem received its Business License (Registration No.: 6101012116403) from the Xi’an Administration for Industry and Commerce.

On December 11, 2019, Bon Natural Life Limited was incorporated under the laws of the Cayman Islands as our offshore holding company to facilitate financing and offshore listing. Bon Natural Life Limited subsequently established a Wholly Foreign-Owned Enterprise (“WOFE”) in PRC China, Xi’an CMIT Information and Technology Co., Ltd. (“Xi’an CMIT”). Xi’an CMIT is wholly owned by our direct subsidiary in Hong Kong, Tea Essence.

Initial Public Offering

On June 28, 2021, the Company closed its initial public offering (“IPO”) of 2,200,000 ordinary shares, par value US$0.0001 per share at a public offering price of $5.00 per share, and the Company’s ordinary shares started to trade on the Nasdaq Capital Market under the ticker symbol “BON” since June 24, 2021. On July 2, 2021, the underwriters exercised its over-allotment option to purchase an additional 330,000 shares, par value US$0.0001 per share at the price of $5.00 per share. Gross proceeds of the Company’s IPO, including the proceeds from the sale of the over-allotment shares, totaled $12.65 million, before deducting underwriting discounts and other related expenses, resulting in net proceeds of approximately $11.3 million.

The following diagram illustrates our corporate structure as of the date of this prospectus:

Bon Natural Life Limited **(Cayman)**
Issuer in this Offering
Offshore
Onshore
100%
Tea Essence Limited **(HK)**
100%
100%
Xi'an Cell and Molecule Information Technology Co., Ltd. **(WFOE)**
Xi'an Youpincui Biotechnology Co., Ltd. **(WFOE)**
71.333%
28.667%
Xi'an App-Chem Bio (Tech) Co., Ltd
100%
100%
100%
100%
Shaanxi App-Chem Health Industry Co., Ltd.
Shaanxi App-Chem Ag-Tech Co., Ltd.
App-Chem Bio (Tech) (Guangzhou) Co., Ltd.
Gansu Baimeikang Bioengineering Co., Ltd.
Yuantao Wang
Shaanxi Tianmei Weiye Health-Tech Co., Ltd.
100%
99%
51%
49%
75%
25%
Xi'an Yanhuang TCM Medical Research and Development Co., Ltd.
Tongchuan Dietary Therapy Health Technology Co., Ltd.
Tianjin Yonghexiang Bio (Tech) Co., Ltd.
Xi'an Dietary Therapy Health Management Co., Ltd.
1%

1

The structure of cash flows within our organization, and the applicable regulations, are as follows:

1.	Our equity structure is a direct holding structure, that is, the overseas entity listed in the U.S., Bon Natural Life, directly controls Xi’an CMIT and Xi’an Youpincui (the “WFOEs”) and other domestic operating entities through the Hong Kong company, Tea Essence. See “Corporate History and Structure” above for additional details.

2.	Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the laws and regulations of the PRC. After foreign investors’ funds enter Bon Natural Life following an offering of securities, the funds can be directly transferred to Tea Essence, and then transferred to subordinate operating entities through the WFOEs.

If we distribute dividends, we will transfer the dividends to Tea Essence in accordance with the laws and regulations of the PRC, and then Tea Essence will transfer the dividends to Bon Natural Life, and the dividends will be distributed from Bon Natural Life to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

3.	As of the date of this prospectus, net proceeds of approximately $9 million from our initial public offering (“IPO”) and net proceeds of approximately $1 million from of the exercise of the over-allotment option were transferred from our company to the PRC subsidiaries in June and July 2021, respectively. [Please “Parent Company Statements of Cash Flows” in Note 15 to the audited financial statements included in our Annual Report on Form 20-F filed with the SEC on January 31, 2022.] In the reporting periods presented in this prospectus, no dividends or distributions of a subsidiary have been made to us. For the foreseeable future, we intend to use earnings for research and development, to develop new products and to expand its production capacity. As a result, we do not expect to pay any cash dividends.

4.	Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of each of their registered capitals. These reserves are not distributable as cash dividends. See “Regulations Relating to Dividend Distributions” for more information.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the tax agreement between Mainland China and the Hong Kong Special Administrative Region, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10%. However, if the relevant tax authorities determine that our transactions or arrangements are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% withholding rate will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiaries. This withholding tax will reduce the amount of dividends we may receive from our PRC subsidiaries.

2

Xi’an App-Chem’s Operating Subsidiaries

The table below provides a summary of Xi’an App-Chem’s operating subsidiaries (“Bon Operating Companies”) and their primary business functions as of the date of this annual report:

Name of Entity	Date of Incorporation	Place of Incorporation	% of Ownership	Principal Activities
Bon Natural Life	December 11, 2019	Cayman Islands	Parent, 100%	Investment holding

Tea Essence	January 9, 2020	Hong Kong	100%	Investment holding

Xi’an CMIT	April 9, 2020	Xi.an City, PRC	100%	WFOE, Investment holding

Xi’an Youpincui	September 8, 2021	Xi.an City, PRC	100%	WFOE, Investment holding

PRC Subsidiaries:
Xi’an App- Chem Bio (Tech)	April 23, 2006	Xi’an City, PRC	100% owned by WFOEs	General administration and sales of the Company’s products to customers
Bon Operating Companies (owned by Xi’an App-Chem)
App-Chem Health	April 17, 2006	Tongchuan City, PRC	100% owned by Xi’an App-Chem	Registered owner of land with an area of 12,904.5 square meters, no other business activities
App-Chem Ag-tech	April 19, 2013	Dali County, PRC	100% owned by Xi’an App-Chem	Product manufacturing
Xi’an YH	September 15, 2009	Xi.an City, PRC	100% owned by Xi’an App-Chem	Research and development of product
App-Chem Guangzhou	April 27, 2018	Guangzhou City, PRC	100% owned by Xi’an App-Chem	Raw material purchase
Tongchuan DT	May 22, 2017	Tongchuan City, PRC	100% owned by Xi’an App-Chem	Product manufacturing
Xi’an DT	April 24, 2015	Xi’an City, PRC	75% owned by Xi’an App-Chem	Research and development of product
Tianjin YHX	September 16, 2019	Tianjin City, PRC	51% owned by Xi’an App-Chem	Raw material purchase
Gansu BMK	March 11, 2020	Jiuquan City, PRC	100% owned by Xi’an App-Chem	Product manufacturing

All of our actual business operations are conducted through Xi’an App-Chem and its subsidiaries. Bon Natural Life Limited (the Cayman Islands holding company offering securities through this Prospectus), its immediate Hong Kong subsidiary Tea Essence, and Tea Essence’s subsidiaries Xi’an CMIT and Xi’an Youpincui, function solely as holding companies.

COVID-19 Impact

Our business operations have been affected and may continue to be affected by the ongoing COVID-19 pandemic. A resurgence could cause city lockdown, negatively affect the execution of customer contracts, the collection of customer payments, or disrupt our supply chain, and the continued uncertainties associated with COVID 19 may cause our revenue and cash flows to underperform in the next 12 months from the date our unaudited condensed consolidated interim financial statements for the six months ended March 31, 2022 are released. The extent of the future impact of the COVID-19 pandemic on our business and results of operations is still uncertain.

Business Overview

Xi’an App-Chem’s business focuses on the manufacturing of personal care ingredients, such as plant extracted fragrance compounds to perfume and fragrance manufacturers, natural health supplements such as powder drinks and bioactive food ingredient products mostly used as food additives and nutritional supplements by its customers. Xi’an App-Chem is devoted to providing high quality and competitive prices and a stable supply of products and services for the functional food, personal care, natural medicine and other industries. It provides these products and services for third party customers, as well as for its own proprietary brands. With “nourish life with natural essence” as the business concept, and “becoming an innovator (leader) of natural functional ingredients and an integrated supplier of great health industry” as the goal, after more than 14 years of efforts, Xi’an App-Chem has formed four technology platforms respectively for natural product large-scale separation, natural product safety improvement, natural product activity enhancement, and natural product function compounding. Its products have not been approved as effective in treating or preventing any health conditions and/or diseases by a regulatory agency in the PRC.

3

Xi’an App-Chem has formed four technology platforms as follows:

1.	Commercial scale natural ingredient extraction and separation platform built with technologies such as continuous dynamic extraction and molecular distillation and membrane separation (“Technical Platform 1”);

2.	Natural extraction safety improvement and assurance platform designed with technology to remove heavy metal, pesticide, and other harmful residues (“Technical Platform 2”);

3.	Platform of bioactive ingredient of natural extract enhancement built with technology seeking to increase human absorption rate of naturally extracted ingredients by increasing their water solubility and utilizing drug delivery system (“Technical Platform 3”); and

4.	Natural extract formulation technology platform based on steady state technology with focus on formulation of natural anti-oxidant and functional oligosaccharide to achieve stable output, high purity and absorption rate (“Technical Platform 4”).

The four technical platforms are utilized throughout the production process of Xi’an App-Chem’s products with applications illustrated as follows:

Technical Platform 1. Commercial scale natural ingredient extraction and separation platform:

●	Clary Sage concrete is produced by continuous countercurrent extraction, from clary sage;
●	Sclareol is produced by molecular distillation separation from clary Sage concrete;
●	Stachyose is produced by biological enzymatic hydrolysis-membrane method efficient and continuous separation from stachys affinis; and
●	Apple polyphenol is produced with high-efficiency membrane separation from apples.

Technical Platform 2. Natural extraction safety improvement and assurance platform:

●	Solvent residues are removed in the process of producing ambroxide and Sclareolides with purity in order to maintain aroma when used in fragrance products;
●	Carbendazim and other pesticide residues are removed in the process of producing apple polyphenols to parts per billion (“PPB”) level in accordance to applicable food safety regulations; and
●	Heavy metals and other metal ions are removed in producing stachyose and the ash content is as low as 0.01%, for product safety purpose, while improving product quality and flavor.

Technical Platform 3. Bioactive ingredient of natural extract enhancement

●	Mainly used in dietary supplement products currently in early commercial development stage with applications of technology such as water solubility enhancement and drug delivery system to seek higher absorption rate by human and to yield with more active ingredients.

Technical Platform 4. Natural extract formulation technology platform

●	Mainly used in dietary supplement products currently in early commercial development stage with applications of technology such as molecule steady state technology and anti-oxidants to seek consistent product quality and extended shelf life.

With the combination and application of the above technology platforms, Xi’an App-Chem seeks to produce products with high quality assurance.

4

In addition, based on our technology for rehabilitation of the human microbiome, cell death regulation, and anti-aging product development, Xi’an App-Chem is able to provide products and services advantageous in terms of cost, safety, performance, function and other aspects for customers in the food, personal care, cosmetics and pharmaceutical industries.

The services provided to Xi’an App-Chem’s customers include customized product development and formulation and after-sale and technical support. These services are value-added provided to its customers to enhance customer loyalty and its competitiveness in the marketplace.

Product Categories

Fragrance compounds:

●	Clary sage extract products (Sclareol, Sclareolide, Ambroxide, Clary Sage Oil, Clary Sage Concrete);

●	Lavender essential oil;

While some perfumers may still use the expensive and hard-to-find substance ambergris, which is produced in the intestines of sperm whales, the industry now increasingly uses a substance known as “ambroxide,” synthesized from the compound “sclareol” found in clary sage plant. Ambroxide is used both as a fragrance and as a “fixative” for making scents linger longer in products. Made by Xi’an App-Chem’s proprietary microbial fermentation process and molecular distillation technology, its ambroxide products are produced with higher purity and yield than industry average. Based on product testing reports, Xi’an App-Chem has determined that its ambroxide products are produced with 99.5% purity and above, while the industry average is approximately 99.0%. The yield of our ambroxide production is approximately 63%. Our management believes the industry average yield for ambroxide production to be approximately 40% to 43%.

Health supplements (natural, functional active ingredients for powder drinks):

Based on our accumulations in natural functional components separation, biological activity research, product application development, natural product supply chain and other areas, Xi’an App-Chem is able to provide a host of solutions for functional food (health products, nutrients, etc.), functional personal care products (whitening, moisturizing, anti-acne, etc.), natural medicine and other needs, including formulation development, ingredients supply, and product OEM. In addition, Xi’an App-Chem has launched new over-the-counter products, including Bon Natural Micro-eco Hair Repair Shampoo; Tianmei Jinghao Nutrition Powder. Xi’an App-Chem is also in the development stage of more innovative products using natural, functional ingredients intended for the precise regulation and control of the humane micro-biome. Examples include our DuiJiuDangGe (JiuGe) and Gout Ease (Feng Qing Ping). Xi’an App-Chem’s products have not been approved as effective in treating or preventing any health conditions and/or diseases by a regulatory agency in the PRC.

Bioactive food ingredients:

●	Stachyose (P60, P70, P80)

●	Milk thistle extracts (various solvent Silymarin, Silybin, Water-soluble silymarin and silybin);

●	Apple extracts (Apple polyphenol, Apple dietary fiber, Phloridzin, Phloretin)

●	Pomegranate extract products (Ellagic acid, Punicalagin,Urolithin)

Aside from macronutrients such as carbohydrates, proteins, and fatty acids, the term “bioactive food ingredients” refers to natural compounds, mainly from plant foods, with specific physiological functions. These include flavonoids, phenolic acids, organic sulfides, terpenoids and carotenoids, coenzyme Q, γ-aminobutyric acid, melatonin, and L-carnitine and other biologically active ingredients derived from animal food. These ingredients are believed to participate in the regulation of physiology and pathophysiology, such that food containing these ingredients is believed to have specific functions in addition to basic nutrition.

5

Xi’an App-Chem’s biologically active food ingredients and their main uses are as follows:

1. Apple polyphenol: widely used in high-end personal care products such as weight loss, blood lipid reduction, anti-aging beauty, whitening, anti-wrinkle and other high-end personal care products.

2. Stachyose: Stachyose is a prebiotic, which can promote the proliferation of human intestinal probiotics. It is widely used in dairy products, health drinks, personal care, health care products, ice cream, Chinese medicine, and other industries.

3. Milk thistle extract: A flavonoid derived from the plant milk thistle. It is known to have (but has not been scientifically proven to have) liver protection, anti-inflammatory, anti-tumor and blood pressure effects. It is used to seek to improve liver diseases caused by alcohol and environmental toxins.

4. Pomegranate extract: A plant-extracted polyphenol with potential effects of anti-oxidation, anti-aging, blood pressure lowering and whitening effects, and can be used in food, medicine and cosmetics.

Xi’an App-Chem’s Manufacturing Process

Xi’an App-Chem’s health supplements (powder drinks) are made with naturally extracted active ingredients. For example, stachyose is a single prebiotic, which seeks to accelerate proliferation of bacillus bifidus. Used together with other prebiotic bacteria, it helps greatly in adjusting intestinal bacteria groups, relieving constipation and keeping intestines youthful and perpetually healthy. Xi’an App-Chem’s quality control is throughout the entire production and starts souring from the farms with superior quality. The first step is anti-degradation extraction with a special protective agent followed by continuous resin chromatographic separation and purification to produce high purity stachyose.

Xi’an App-Chem’s fragrance compound products are plant-based natural extracts widely used as fixatives in fragrance, detergent, health supplements and tobacco flavoring. There are three different products being produced along our proprietary manufacturing process, Sclareol, Sclareolide and Ambroxide. Our manufacturing process of clary sage products can be summarized as: i) continuous countercurrent extraction to ensure faster, more efficient and higher yield than traditional extraction methods; ii) molecular distillation to improve evaporation velocity, and liquid film distribution as well as to reduce heating time and degradation of thermo-sensitive materials; iii) biological transformation with water as media, thus no chemical or heavy metal residues; followed by catalytic reduction; and iv) supramolecular crystal reconstruction to produce our fine ambroxide for use in fragrance or detergent fixatives.

Intellectual Property - Patents

As a result of Xi’an App-Chem’s collection of academic and technological expertise, as of the date of this prospectus, it had 12 approved patents and 4 applying patents in China.

Key Suppliers and Customers

Xi’an App-Chem enjoys a broad network of raw materials suppliers and customers and distributors. Its relationships with its customers and suppliers are based on standardized terms for the supply of specific products with a specific ingredient purity, referred to as content %. Payment terms are a mixture of cash on delivery and a specifically-agreed maximum days payable outstanding

The principal raw materials used for production are various natural and plant-based extracts. For the six months ended March 31, 2022, two suppliers accounted for approximately 24.2% and 22.1% of the total purchases, respectively. For the year ended September 30, 2021, two suppliers accounted for approximately 30.1% and 13.4% of the total purchases, respectively. A change in suppliers, however, could cause a delay in manufacturing and a possible loss of sales, which would adversely affect our business, financial position and results of operations.

Xi’an App-Chem sells its products primarily through direct distributors in the PRC and, to some extent, to overseas customers in Europe. For the six months ended March 31, 2022, three customers accounted for 44.0%, 24.4% and 11.2% of the Company’s total revenue, respectively. For the year ended September, 2021, two customers accounted for 35.5% and 26.1% of the Company’s total revenue, respectively.

6

Market Focus — Raw Materials and Ingredients and Functional Health

Xi’an App-Chem’s product sales are carried out by two teams within our sales department – Raw Materials and Ingredients and Functional Health. Its Raw Material Ingredients Team sells natural active ingredients such as stachyose, apple polyphenol, Ambroxide, and others to customers in the functional food and personal care industries, accounting for around 70% of the company’s total sales. The Functional Health Team focuses on human micro-biome adjustment and control products, providing small and medium-sized customers in the Chinese domestic Big Health industry with one-stop solutions from product design, research and development, and procurement to OEM in digestive health, metabolic health, immune health and other fields. The Functional Health Team accounts for about 30% of the company’s overall business. Xi’an App-Chem’s marketing efforts are focused in two areas – the international market and the domestic Chinese market. The international market is dominated by raw materials and ingredients, while the domestic market is primarily focused on functional health.

Xi’an App-Chem’s raw materials and ingredients businesses are promoted through exhibitions, professional journals, academic conferences, and social platforms (social broadcasting), with academic promotion of professional knowledge and general scientific knowledge being the main methods. Xi’an App-Chem is committed to promoting and maintaining its brand image in the natural ingredients industry. Its brands and slogans, such as App-Chem, App-Chem Stachyose for Healthy Digestion in China (“天美水苏糖，健康中国肠”), App-Chem Cares Life (“天然至美呵护生命至美”). are well recognized and widely praised in the industry. Xi’an App-Chem has established a strong and widely known reputation in the international natural products industry, especially in the field of micro-biome health.

Xi’an App-Chem’s functional health business focuses on adjustment and control of the micro-biome and focuses on immune health and digestion health as the target market. Xi’an App-Chem promotes itself through exhibition, social platforms (stachyose social broadcasting), and Internet promotions (Ning Xiang Tang Nutrition Powder, and Tianmei Jinghao Nutrition Powder). Through continuous efforts, Xi’an App-Chem has established a sound reputation in the Great Health industry and has become a preferred supplier for several leading clients both at home and abroad.

Leading Competitors

Xi’an App-Chem’s main competitors are suppliers of functional ingredients, nutrition food, and traditional Chinese medicine functional food in the Big Health industry. They are:

●	Quantum Hi-Tech (China) Biotechnology Co., Ltd., a leading national hi-tech probiotics supplier in China committed to micro-ecology health and a leading enterprise in the micro-ecological health industry with brands like Oligo and Sheng He Tang. Quantum Hi-Tech operates the largest production site of oligosaccharide in China;
●	Chenguang Biotech Group Co., Ltd., a leading natural ingredients supplier in Chin with twenty subsidiaries and an export- and foreign-exchange-generation-oriented enterprise which integrates intensive processing of agricultural products and extract of natural plants;
●	Beijing Tong Ren Tang (Group) Co., Ltd., a wholly state-owned company with multiple state-owned assets adhering to the development strategy of “taking modern traditional Chinese medicine as the core, developing life and health industry, and becoming an internationally renowned modern traditional Chinese medicine group”. Its products are sold to more than 40 overseas countries and regions; and
●	BY-HEALTH- a leading supplier of nutrients by indirect selling of dietary supplements into China.

Xi’an App-Chem’s competitors’ main advantages are as follows:

●	Stronger business scale and capital strength – Our main competitors are listed public companies, with relatively longer development histories, larger business scales and stronger financial strength.

●	Larger and more complete sales networks — Since our main competitors have larger business scales, their market sales networks are accordingly wider.

●	Brand recognition – Due to the advantages of being well-identified public companies, their high levels of marketing and promotion and, in some cases, inherited historical advantages, our main competitors have greater brand recognition.

7

Compared with Xi’an App-Chem’s main competitors, its advantages are mainly reflected in the following two aspects:

●	More advanced technology and products – Xi’an App-Chem’s main competitors’ technologies are mainly traditional physical and chemical techniques such as extraction and separation. Relatively speaking, Xi’an App-Chem employs more advanced bio-manufacturing technologies, which gives it enormous disproportional advantage in production efficiency and cost (a cost advantage of 20% to 60% over its main competitors).

In the production of ambroxide for example, unlike Xi’an App-Chem’s main competitors who use chemical synthesis with lengthy and complex process, typically involving 10 steps, such as oxidation, crystallization and extraction at multiple stages as well as saponification reaction, Xi’an App-Chem uses a bio- technique that utilizes a six-step process in a mild environment, including bio-synthesis, continuous separation, reduction, extraction, cyclization and crystallization to achieve what we believe is higher yield and efficiency than the industry average. As another example, most of Xi’an App-Chem’s competitors produce stachyose with the traditional approach, resin separation, which is a lower yield method due to its intermittent process. Xi’an App-Chem’s continuous process is differentiated by its use of bio-enzyme and bio-membrane separation and purification, which we believe leads to higher yield and purity.

●	First-mover advantage – The primary market focus for Xi’an App-Chem’s products is nutritional health and personal care adjusted and controlled by the human micro-biome. This relatively new and fast-growing product focus has been made possible by recent breakthroughs in human micro-biome technology. Unlike Xi’an App-Chem’s main competitors, it is strongly focused on this rapidly expanding market. We believe this gives Xi’an App-Chem an important first-mover advantage. Xi’an App-Chem intends to use this growing market niche to achieve rapid development and growth without immediate and direct competitive pressure from larger firms. Xi’an App-Chem’s market network, financial strength, brand awareness, and other areas will gradually improve as the Company grows and develops. As Xi’an App-Chem becomes as more powerful market player, it will become better positioned to compete with larger, more established companies.

Development and Expansion Strategy

The key components of Xi’an App-Chem’s development and expansion strategy over the next two-to-three years depend upon raw material and ingredients. Using its current projects as a foothold, it intends to expand its plants to increase productivity and enlarge its markets to ensure sustainable growth. Over the next two to three years, its raw materials and ingredients business will be centered on the Great Health market and focus on the core needs of the functional food and personal care industries. Xi’an App-Chem views its current business in this area as foundation from which it can expand its plants, increase its productivity, improve its technology and equipment, optimize its supply chain, and broaden its sales channels to ensure a steady and sustainable growth. Management is committed to achieving a compound annual growth rate in this business line of no less than 30%.

In our functional health business, Xi’an App-Chem intends a rapid expansion focused on the development and introduction of innovative new products. Over the next two to three years, Xi’an App-Chem will continue to place an intensive focus on human micro-biome health, and actively develop a series of functional food and personal care products featuring strong and fasting-acting effects on the respiratory and gastrointestinal areas of the human micro-biome. These products will be designed to take advantage of precise adjustment and regulation of the human micro-biome. The quality raw materials produced by our own natural ingredients business will provide it a significant cost advantage in these efforts.

Our Strengths

Innovation in Manufacturing Methods and Product Development

●	Xi’an App-Chem is a supplier of personal care ingredients, and we seek to be a leader in the bio-manufacturing of natural products and health solutions in immunity and digestion by leveraging our proprietary natural essence extraction technology to focus on human micro-biome as a therapeutic target. Together with its operating subsidiaries, it holds several patents issued by the PRC, relating primarily to composition and processing techniques for products and product ingredients.

●

Xi’an App-Chem uses bio-manufacturing technology to produce substances such as sclareol, sclareolide, ambroxide, extracted from Clary sage (Salvia sclarea L.), a very aromatic herbaceous plant, to replace ambergris (ambroxide is a substitute of ambergris which is originated from sperm whale), novel probiotics stachyose, and natural antioxidant apple polyphenol. Its ambroxide is made using our proprietary technology, which it believes can be done at a lower cost, than the processes used by some of our competitors. Its stachyose manufacturing process features a very high productivity rate (over 1,000-ton capacity), and, it believes, a higher product purity, and faster and more extensive proliferation of probiotics than the primary competing substance, chrysanthemum powder.

8

●	Xi’an App-Chem is listed as a key enterprise with ensured supplies in the COVID-19 prevention and control period by various Chinese government agencies during the COVID-19 pandemic due to its immunity boosting products such as stachyose. There is no proven efficacy of Stachyose in preventing, treating or controlling the spread of COVID-19. In its “COVID-19 Treatment Solution-version 7*”, issued on March 3, 2020, China’s National Health Commission recommended the use of supplements regulating the human gut microbiome as one of the potential treatments for COVID-19 patients in critical condition. Xi’an App-Chem, together with other companies in bio-medicine, traditional Chinese medicine, medical equipment, information service devices and system, and PPE manufacturing businesses, was qualified to be listed as a key enterprise in COVID-19 prevention and control for its stachyose products. Stachyose, the main product of Xi’An App-Chem is the major component of the microecological regulator proposed as part of China’s treatment plan for COVID-19. It has been deemed an “important raw and auxiliary material” for pandemic control related drugs and substances, thereby allowing Xi’an App-Chem to meet the qualifications for listing as a key enterprise for the potential prevention and control of the COVID-19 pandemic.

The advantages of this designation to Xi’an App-Chem include expedited governmental and regulatory approval processes to resume operations, and preferential bank loans with favorable terms.

Major supporting measures (including both official government and temporary support measures) include:

●	Priority approval of business reopening;
●	Priority early reopening for the transportation of raw materials and products;
●	Work and travel support for needed employees;
●	Working capital support for the key enterprises;
●	Preferential tax policy support to key enterprises; and
●	The government’s commitment to the procurement of special protective and medical equipment.

A Stable Supply Chain for Raw Materials for the Fragrance, Food and Beverage Industries

●	Xi’an App-Chem seeks to have a stable supply chain for raw materials, which is important in the natural ingredient field. The company’s management team, through its operating experience, is constantly improving their selection of various natural raw material sources, supply chain management, supplier selection, and risk and quality control.

Advantages in Cost Control

●	The Company’s management team believes that its bio-manufacturing technology gives it an average cost advantage in producing its natural ingredients (i.e., products such as Ambroxide, stachyose, apple polyphenol and other types of natural-ingredient products).

Professional and Efficient Sales Team and Branding

●	There are twelve people in Xi’an App-Chem’s sales team, among whom four have professional backgrounds in biology, chemistry, medicine, pharmacy, and related fields. Six of our sales professionals majored in English, international trade and related fields. Its sales professionals have an average of over five years of relevant work experience. Two of them have been stationed abroad to work on a long-term basis. With more than ten years of accumulated experience, Xi’an App-Chem has forged a sales system worldwide (mainly in Europe, East Asia, and North America).

9

Our Challenges

Xi’an App-Chem May Face Competition from Other Companies Currently In Other Categories of the Natural Ingredients and Health Solutions Industry.

●	Because of the and recent growth of Xi’an App-Chem’s existing business, it may face new direct competition from some counterparts engaged in other categories of the natural products and ingredients business, such as Chenguang Biotech from China, which is engaged in natural colors, Layn, which engaged in natural sweeteners, and European companies like Koninklijke DSM N.V., Symrise AG, and Givaudan SA. These firms may seek to compete directly with Xi’an App-Chem in its existing businesses. The size, financial strength, technology foundation and development capabilities of the above-mentioned companies are strong, and potential competition from these firms will be a key competitive challenge in the near future.

Larger, more Developed Food and Ingredient Companies May Seek to Compete in Our Industry in the Near Future.

●	The rapid development of human micro-biome technology has resulted in rapid commercialization in the related products of immune health and digestive health, which has increasingly attracted the attention of some large-scale companies. For example, the French large-scale food company Danone Group recently announced that it continues to place the gut and its micro-biome at the core of its health strategy to deliver the company’s mission “bringing health through food to as many people as possible.” Such large companies might change the current landscape of the industry, either directly or through mergers and acquisitions. These companies may challenge Xi’an App-Chem by seeking to secure key raw material sources for their products and to acquire stability, reliability and cost advantages for their supply chains. Because of the strong capital and brand strength of such companies, they might pose challenges to Xi’an App-Chem in the future.

Xi’an App-Chem May Face Additional Competition from New Entrants to the Health Industry

●	The Big Health industry has experienced sustained and rapid growth worldwide, based on the rapid development of information technology and life science technology in recent years. Prompted by the serious emergency caused by the global COVID-19, consumers and public administrators around the world have paid more attention to basic health issues than ever before, especially to immune health. At the core of immune health, and at the core of our business focus, is the precise adjustment and control of human micro-biome by natural probiotics. This area has drawn a wide external attention, which may cause firms outside the health industry to seek market entry. In the future, some of the new entrants may become Xi’an App-Chem’s competitive challengers.

Xi’an App-Chem’s Current Sales and Distribution Network May Be Insufficient to Support Our Planned Growth.

●	Xi’an App-Chem currently sells its products through its direct sales force and distribution channel. Although its sales and distribution network is sufficient for its existing needs, it may be insufficient to meet future product demand as it continues to grow its business. As Xi’an App-Chem begins to expand its production capacity, an insufficient distribution network may hinder its ability to meet demand and to grow its revenues accordingly.

We may face new regulations in the PRC in the future

●	Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. We do not believe that we are directly subject to these regulatory actions or statements, as we do not have a variable interest entity structure and our business does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. Because these statements and regulatory actions are new, however, it is highly uncertain how soon legislative or administrative regulation making bodies in China will respond to them, or what existing or new laws or regulations will be modified or promulgated, if any, or the potential impact such modified or new laws and regulations will have on our daily business operations or our ability to accept foreign investments and continue to be listed on an U.S. exchange.

10

Our Strategy for Meeting Potential Challenges

●	First, we intend to meet our possible competitive challenges by giving full play to our advantages (mainly technology, products, and supply chain) to attain greater advantage in terms of quality, cost, and supply stability. We intend to use these advantages to secure a larger market share and to boost our rapid development and expansion of our capabilities. Due to the high technical barriers to entry in our field, including the complexity of the raw materials involved and the inherent product quality challenges, we believe potential competitors seeking to enter our market will require three to five years to enter the market and launch truly competitive products. We believe this will allow us to press our advantages described above and stay ahead of new competition.

●	Second, we intend to accelerate our business growth and market expansion, taking full advantage of rapid industrial advancements empowered by information technology and life science technology. Our improved financial strength after a successful equity offering, combined with a sustained growth of market demand in the Big Health industry (driven in part by the COVID-19 pandemic), will enhance our ability to tackle various challenges.

●	Third, we will actively seek opportunities for collaboration and cooperation with large-scale enterprises that focus on human micro-biome-related businesses (such as Guangzhou Wanglaoji Pharmaceutical, JDB, Wahaha, Mengniu, Yili, Chr. Hansen, etc.), including cooperation in product sales, strategic business relationships, and, if possible, equity investment.

●	Fourth, we intend to invest some of our available cash generated from operations and capital raising to add additional teams to our direct sales force, to expand our geographic reach with new distribution channels into other provinces within China and overseas, and to establish more sales online.

We also face other challenges, risks and uncertainties that may materially and adversely affect our business, financial condition, results of operations and prospects. You should consider the risks discussed in “Risk Factors” and elsewhere in this report before investing in our Shares.

Regulations

We are subject to significant regulations, including regulations in China and the European Union or our shareholders’ rights to receive dividends and other distributions from us, relating to, among other matters:

●	foreign investment,
●	value-added telecommunications service,
●	land use right and construction,
●	production and sale of food products,
●	product liability,
●	environmental protection,
●	intellectual property rights,
●	employment,
●	foreign exchange,
●	dividend distribution,
●	offshore financing,
●	stock incentive plans,
●	tax (including dividend withholding tax, enterprise income tax and PRC value-added tax), and
●	overseas listing and mergers and acquisitions.

See the sections under the captions “Information on the Company—Business Overview—Regulations” and “Risk Factors” in our latest annual report on Form 20-F filed with the SEC, which is incorporated by reference herein, and the other discussions and disclosure regarding regulations and risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.

11

Corporate Information

Our address is 25F, Rongcheng Yungu, Keji 3rd Road, Xi’an Hi-tech Zone, Xi’an, China. Our phone number is 0086-29-88346301 x.809. Our website is http://www.bnlus.com. Information contained on, or available through, our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus. Our registered office in the Cayman Islands is located at the Office of Sertus Incorporations (Cayman) Limited, Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the United States is The Crone Law Group P.C. 500 Fifth Ave, Suite 938, New York, NY 10110.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. However, we have elected to “opt out” of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted for public companies. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.07 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Our Foreign Private Issuers Status

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including: (i) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iv) the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we publish our semi-annual results through press releases, distributed pursuant to the rules and regulations of the Nasdaq Stock Exchange. Press releases relating to financial results and material events are also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC is less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

Significant Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our securities. Below please find a summary of the significant risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk factors.”

12

Risk of new regulations, significant new government oversight in China.

As all of our operations are currently conducted in China, we are subject to the laws and regulations of the PRC, which can be complex and evolve rapidly. The PRC government has the power to exercise significant oversight and discretion over the conduct of our business, and the regulations to which we are subject may change rapidly and with little notice to us or our shareholders. New regulations and policies, which may be adopted with little notice, could result in a material change in our operations and/or the value of our ordinary shares.

Risk of additional future government oversight and control over foreign offerings of China-based companies.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. Any future action or control by the PRC government over offerings conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Uncertainties with respect to the PRC legal system.

The PRC has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in the PRC. In particular, the interpretation of these laws and regulations are not always uniform and the enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business, impede our ability to continue our operations and reduce the value of your investment.

Potential Limitations on the ability to receive dividends from our PRC subsidiaries.

We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries, as a Foreign Invested Enterprise, or FIE, are required to draw 10% of its after-tax profits each year, if any, to fund a common reserve, which may stop drawing its after-tax profits if the aggregate balance of the common reserve has already accounted for over 50 percent of its registered capital. These reserves are not distributable as cash dividends. Any limitation on the ability of our PRC subsidiaries to distribute dividends or other payments to their respective shareholders could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends or otherwise fund and conduct our business.

13

Permissions from the PRC Authorities to Issue Our Ordinary Shares to Foreign Investors.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Following issuance of the Opinions, Chinese authorities have issued new regulations which require that data handlers that process the personal information of more than one million users listing in a foreign country should apply for a cybersecurity review. We believe that, as of the date of this prospectus, the Company and its subsidiaries, (1) are not required to obtain permissions or approvals from any PRC authorities to operate or issue our Ordinary Shares to foreign investors; and (2) are not subject to permission requirements from the China Securities Regulatory Commission (the “CSRC”), the Cyberspace Administration of China (the “CAC”) or any other entity that is required to approve of our operations. As of the date of this prospectus, we and our PRC subsidiaries have not been involved in any investigations on cybersecurity review initiated by the CAC or related governmental regulatory authorities, and have not received any requirements to obtain permissions from any PRC authorities to issue our ordinary shares to foreign investors or were denied such permissions by any PRC authorities. However, given the current PRC regulatory environment, it is uncertain when and whether we or our PRC subsidiaries, will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including this offering.

Authorities in the PRC have also proposed new Draft Rules Regarding Overseas Listings which, if implemented, would require domestic enterprises intending to indirectly offer and list securities in an overseas market to make certain filings with PRC authorities within three working days after the overseas listing application is submitted. The required filing materials for an initial public offering and listing would include, but not be limited to: regulatory opinions, record-filing, approval and other documents issued by competent regulatory authorities of the relevant industries (if applicable); and a security assessment opinion issued by the relevant regulatory authorities (if applicable).

As the new Draft Rules Regarding Overseas Listings have not yet come into effect, it remains unclear whether we will be subject to the record-filing obligation or other additional compliance requirements under the Draft Rules Regarding Overseas Listings or other rules or regulations for this Offering and we cannot assure you that we will be able to get the clearance of filing procedures under the Draft Rules Regarding Overseas List on a timely basis, or at all. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our ordinary shares to significantly decline in value or become worthless. See PRC Regulation–”Regulations Relating to Overseas Listings” for more information.

Risks related to a future determination that the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect or investigate our auditor completely.

The audit report included in this prospectus was issued by Friedman, LLLP (“Friedman”) a U.S.-based accounting firm that is registered with the PCAOB and can be inspected by the PCAOB. We have no intention of dismissing FRIEDMAN in the future or of engaging any auditor not based in the U.S. and not subject to regular inspection by the PCAOB. There is no guarantee, however, that any future auditor engaged by the Company would remain subject to full PCAOB inspection during the entire term of our engagement. The PCAOB is currently unable to conduct inspections in China without the approval of Chinese government authorities. If it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate. In addition, under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our Ordinary Shares being delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

Pursuant to the HFCAA, the PCOAB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China, because a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition the PCOAB’s report identified the specific registered public accounting firms which are subject to these determinations. Our registered public accounting firm is not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination.

14

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the risks described below, you should carefully consider the discussion of risks under the heading “Item 3. Key Information—D. Risk Factors” in our Annual Report on Form 20-F for the year ended September 30, 2021, filed with the SEC on January 31, 2022, any subsequent Annual Report on Form 20-F filed with the SEC and the other documents which are incorporated by reference in this prospectus, before making an investment in our securities. In addition, prospective U.S. Holders (as such term is defined in the discussion of “Taxation” in our Annual Report on Form 20-F for the year ended September 30, 2021) should consider the significant U.S. tax consequences relating to the ownership of our securities. Please see the section of this prospectus entitled “Where You Can Find Additional Information—Information Incorporated by Reference.” In addition, you should also consider carefully the risks set forth under the heading “Risk Factors” in any prospectus supplement before investing in the securities offered by this prospectus. The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of the risks discussed in the documents incorporated by reference in this prospectus.

If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. PRC has recently proposed new rules that would require companies collecting or holding large amounts of data to undergo a cybersecurity review prior to listing in foreign countries, a move that would significantly tighten oversight over China-based internet giants. On July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comments, which required that, among others, in addition to “operator of critical information infrastructure”, any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities. Later on December 28, 2021, the Measures for Cybersecurity Review (2021 version) was promulgated and became effective on February 15, 2022, which iterates that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. On November 14, 2021, the CAC published the Network Internet Data Protection Draft Regulations (draft for comments), which reiterates that data handlers that process the personal information of more than one million users listing in a foreign country should apply for a cybersecurity review.

Our business does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry and we do not believe we are among the “operator of critical information infrastructure”, “data processor”, “online platform operators” or “data handler” as mentioned above. However, since the Measures for Cybersecurity Review (2021 version) was newly adopted and the Network Internet Data Protection Draft Regulations (draft for comments) is in the process of being formulated, it is unclear on how it will be interpreted, amended and implemented by the relevant PRC governmental authorities. Thus we could not assure you that we will not be deemed as the “operator of critical information infrastructure”, “data processor”, “online platform operators” or “data handler” as mentioned above. We believe that, as of the date of this prospectus, the Company and its subsidiaries, (1) are not required to obtain permissions or approvals from any PRC authorities to operate or issue our Ordinary Shares to foreign investors; and (2) are not subject to permission requirements from the China Securities Regulatory Commission (the “CSRC”), the Cyberspace Administration of China (the “CAC”) or any other entity that is required to approve of our operations. As of the date of this prospectus, we and our PRC subsidiaries have not been involved in any investigations on cybersecurity review initiated by the CAC or related governmental regulatory authorities, and have not received any requirements to obtain permissions from any PRC authorities to issue our ordinary shares to foreign investors or were denied such permissions by any PRC authorities. Uncertainties still exist due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CRSC or the CAC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

15

If the Chinese government were to impose new requirements for approval from the PRC Authorities to issue our ordinary shares to foreign investors or list on a foreign exchange, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters.

On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments), which were published for public comments only with the comment period expired on January 23, 2022. The Draft Rules Regarding Overseas Listing lay out the filing regulation arrangement for both direct and indirect overseas listing, and clarify the determination criteria for indirect overseas listing in overseas market.

The Draft Rules Regarding Overseas Listing stipulate that the Chinese-based companies, or the issuer, shall fulfill the filing procedures within three working days after the issuer makes an application for initial public offering and listing in an overseas market. The required filing materials for an initial public offering and listing should include at least the following: record-filing report and related undertakings; regulatory opinions, record-filing, approval and other documents issued by competent regulatory authorities of relevant industries (if applicable); and security assessment opinion issued by relevant regulatory authorities (if applicable); PRC legal opinion; and prospectus.

In addition, an overseas offering and listing is prohibited under any of the following circumstances: (1) if the intended securities offering and listing is specifically prohibited by national laws and regulations and relevant provisions; (2) if the intended securities offering and listing may constitute a threat to or endangers national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) if there are material ownership disputes over the equity, major assets, and core technology, etc. of the issuer; (4) if, in the past three years, the domestic enterprise or its controlling shareholders or actual controllers have committed corruption, bribery, embezzlement, misappropriation of property, or other criminal offenses disruptive to the order of the socialist market economy, or are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations; (5) if, in past three years, directors, supervisors, or senior executives have been subject to administrative punishments for severe violations, or are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations; (6) other circumstances as prescribed by the State Council. The Administration Provisions defines the legal liabilities of breaches such as failure in fulfilling filing obligations or fraudulent filing conducts, imposing a fine between RMB 1 million and RMB 10 million, and in cases of severe violations, a parallel order to suspend relevant business or halt operation for rectification, revoke relevant business permits or operational license.

However, as of the date of this prospectus, the Draft Rules Regarding Overseas Listing have not yet gone into effect, it is still uncertain how PRC governmental authorities will regulate overseas listing in general and whether we are required to obtain any specific regulatory approvals or to fulfill any record-filing requirements. The Draft Rules Regarding Overseas Listing, if enacted, may subject us to additional compliance requirement in the future, and we cannot assure you that we will be able to get the clearance of filing procedures under the Draft Rules Regarding Overseas List on a timely basis, or at all. If we do not receive any required approvals or record-filing or if we incorrectly conclude that approvals or record-filing are not required or if the CSRC or other regulatory agencies promulgate new rules, explanations or interpretations requiring that we obtain their prior approvals or ex-post record-filing for this offering and any follow-on offering, we may be unable to obtain such approvals and record-filing which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors.

16

Furthermore, the PRC government authorities may strengthen oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers like us. Such actions taken by the PRC government authorities may intervene or influence our operations at any time, which are beyond our control. Therefore, any such action may adversely affect our operations and significantly limit or hinder our ability to offer or continue to offer securities and reduce the value of such securities.

As of the date of this prospectus, we and our PRC subsidiaries have not been involved in any investigations on cybersecurity review initiated by the Cyber Administration of China or related governmental regulatory authorities, and have not received any requirements to obtain permissions from any PRC authorities to issue our Ordinary Shares to foreign investors or were denied such permissions by any PRC authorities. However, given the current PRC regulatory environment, it is uncertain when and whether we or our PRC subsidiaries, will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded.

We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including this offering As of the date of this prospectus, except for the potential uncertainties disclosed above, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. If it is determined in the future that the approval of the CSRC, the CAC or any other regulatory authority is required for this offering, the offering will be delayed until we have obtained the relevant approvals. There is also the possibility that we may not be able to obtain or maintain such approval or that we inadvertently concluded that such approval was not required. If the approval was required while we inadvertently concluded that such approval was not required or if applicable laws and regulations or the interpretation of such were modified to require us to obtain the CSRC approval in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our ordinary shares. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

Because all of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our ordinary shares.

As all of our business operations are conducted in China, we are subject to the laws and regulations of the PRC, which can be complex and evolve rapidly. The PRC legal system is based on written statutes. Unlike common law systems, it is a system in which legal cases have limited value as precedents. In the late 1970s, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly increased the protections afforded to various forms of foreign or private-sector investment in China.

17

As relevant laws and regulations are relatively new and the PRC legal system continues to rapidly evolve with little advance notice, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties. The PRC government has the power to exercise significant oversight and discretion over the conduct of our business, and the regulations to which we are subject may change rapidly and with little notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	Delay or impede our development,
●	Result in negative publicity or increase our operating costs,
●	Require significant management time and attention, and
●	Subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or manner in which we conduct our business and could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our products, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected as well as materially decrease the value of our ordinary shares.

Uncertainties with respect to the PRC legal system could adversely affect us.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

18

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws.

We are a company incorporated under the laws of the Cayman Islands, we conduct substantially all of our operations in China, and substantially all of our assets are located in China. In addition, all our senior executive officers reside within China for a significant portion of the time and most are PRC nationals. As a result, it may be difficult for our shareholders to effect service of process upon us or those persons inside China. In addition, China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands and many other countries and regions. Therefore, recognition and enforcement in China of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

Shareholder claims that are common in the United States, including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. According to Article 177 of the PRC Securities Law which was amended in December 2019, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to overseas parties, leaving no mechanism to obtain information or conduct an investigation, if necessary

We may rely on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiary to make payments to us could have a material and adverse effect on our ability to conduct our business.

We are a Cayman Islands holding company and we rely principally on dividends and other distributions on equity from our PRC subsidiary for our cash requirements, including for services of any debt we may incur. Our subsidiary’s ability to distribute dividends is based upon its distributable earnings. Current PRC regulations permit our PRC subsidiary to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our PRC subsidiary and its subsidiaries are required to set aside at least 10% of their after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of their registered capital. These reserves are not distributable as cash dividends. A company may discontinue the contribution when the aggregate sum of the statutory surplus reserve is more than 50% of its registered capital. The statutory common reserve fund of a company shall be used to cover the losses of the company, expand the business and production of the company or be converted into additional capital. Subject to above-referenced limitations and at the discretion of board of directors, the accumulated profits after appropriation of statutory surplus reserve available for dividends were $9,192,676 and $5,072,672 as of September 30, 2021 and 2020, respectively. If our PRC subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us. Any limitation on the ability of our PRC subsidiary to distribute dividends or other payments to its shareholders could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our businesses, pay dividends or otherwise fund and conduct our business. As of September 30, 2021, the statutory surplus reserves of our PRC subsidiary and its subsidiaries, as percentage of their respective registered capitals, ranged from 1% to 24% and averaged 15% in the aggregate.

To address the persistent capital outflow and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. For instance, the Circular on Further Improving Reform of Foreign Exchange Administration and Optimizing Genuineness and Compliance Verification, or the SAFE Circular 3, issued on January 26, 2017, provides that the banks shall, when dealing with dividend remittance transactions from domestic enterprise to its offshore shareholders of more than US$50,000, review the relevant board resolutions, original tax filing form and audited financial statements of such domestic enterprise based on the principal of genuine transaction. The PRC government may continue to strengthen its capital controls and our PRC subsidiary’s dividends and other distributions may be subject to tightened scrutiny in the future. Any limitation on the ability of our PRC subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

19

In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10% if, among other requirements, the Hong Kong enterprise directly holds at least 25% of the PRC enterprise. Under the Circular of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements, or SAT Circular 81, promulgated by the State Administration of Taxation, or the SAT, on February 20, 2009, a Hong Kong resident enterprise must meet the following conditions, among others, in order to apply the reduced withholding tax rate: (i) it must be a company; (ii) it must directly own the required percentage of equity interests and voting rights in the PRC resident enterprise; and (iii) it must have directly owned such required percentage in the PRC resident enterprise throughout the 12 months prior to receiving the dividends. Nonresident enterprises are not required to obtain pre-approval from the relevant tax authority in order to enjoy the reduced withholding tax. Instead, nonresident enterprises and their withholding agents may, by self-assessment and on confirmation that the prescribed criteria to enjoy the tax treaty benefits are met, directly apply the reduced withholding tax rate, and file necessary forms and supporting documents when performing tax filings, which will be subject to post-tax filing examinations by the relevant tax authorities. Accordingly, our Hong Kong subsidiary may be able to benefit from the 5% withholding tax rate for the dividends it receives from our PRC subsidiary, if it satisfies the conditions prescribed under the SAT Circular 81, and other relevant tax rules and regulations. However, if the relevant tax authorities consider the transactions or arrangements we have are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiary. This withholding tax will reduce the amount of dividends we may receive from our PRC subsidiary.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this offering to make loans to or make additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We are an offshore holding company conducting our operations in China through our PRC subsidiary. We may make loans to our PRC subsidiary subject to the approval from governmental authorities and limitation of amount, or we may make additional capital contributions to our PRC subsidiary in China.

Any loans to our PRC subsidiary in China, which is treated as foreign-invested enterprises under PRC laws, are subject to PRC regulations and foreign exchange loan registrations. For example, loans by us to our PRC subsidiary in China to finance their activities cannot exceed statutory limits and must be registered with the local counterpart of the SAFE. In addition, a foreign-invested enterprise shall use its capital pursuant to the principle of authenticity and self-use within its business scope. The capital of a foreign-invested enterprise shall not be used for the following purposes: (i) directly or indirectly used for payment beyond the business scope of the enterprises or the payment prohibited by relevant laws and regulations; (ii) directly or indirectly used for investment in securities investments other than banks’ principal-secured products unless otherwise provided by relevant laws and regulations; (iii) the granting of loans to non-affiliated enterprises, except where it is expressly permitted in the business license; and (iv) paying the expenses related to the purchase of real estate that is not for self-use (except for the foreign-invested real estate enterprises).

20

SAFE promulgated the Circular of the State Administration of Foreign Exchange on Reforming the Management Approach regarding the Settlement of Capital of Foreign-invested Enterprises, or SAFE Circular 19, effective June 2015, in replacement of the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, the Circular of the State Administration of Foreign Exchange on Relevant Issues Concerning Strengthening the Administration of Foreign Exchange Businesses, and the Circular on Further Clarification and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses. Although SAFE Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within China, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether SAFE will permit such capital to be used for equity investments in China in actual practice. SAFE promulgated the Circular of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or SAFE Circular 16, effective on June 9, 2016, which reiterates some of the rules set forth in SAFE Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to issue loans to non-associated enterprises. Violations of SAFE Circular 19 and SAFE Circular 16 could result in administrative penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to transfer any foreign currency we hold, including the net proceeds from this offering, to our PRC subsidiary, which may adversely affect our liquidity and our ability to fund and expand our business in China.

On October 23, 2019, SAFE issued the Circular of the State Administration of Foreign Exchange on Further Promoting the Facilitation of Cross-border Trade and Investment, or SAFE Circular 28, which took effect on the same day. SAFE Circular 28, subject to certain conditions, allows foreign-invested enterprises whose business scope does not include investment, or the non-investment foreign-invested enterprises, to use their capital funds to make equity investments in China. Since SAFE Circular 28 was issued only recently, its interpretation and implementation in practice are still subject to substantial uncertainties.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, or at all, with respect to future loans to our PRC subsidiary or future capital contributions by us to our PRC subsidiary in China. As a result, uncertainties exist as to our ability to provide prompt financial support to our PRC subsidiary when needed. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we expect to receive from this offering and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Although the audit report included in this prospectus was issued by U.S. auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors would be deprived of the benefits of such inspection and our ordinary shares may be delisted or prohibited from trading.

The audit report included in this prospectus was issued by Friedman, LLP (“Friedman”) a U.S.-based accounting firm that is registered with the PCAOB and can be inspected by the PCAOB. We have no intention of dismissing Friedman in the future or of engaging any auditor not based in the U.S. and not subject to regular inspection by the PCAOB. As an auditor of companies that are registered with the SEC and publicly traded in the United States and a firm registered with the PCAOB, our auditor is required under the laws of the United States to undergo regular inspections by the PCAOB to assess its compliance with the laws of the United States and professional standards. If we were to engage a different auditor in the future, we would engage an auditor that is U.S.-based and subject to full PCAOB inspection with all materials related to the audit of our financial statements accessible to the PCAOB. There is no guarantee, however, that any future auditor engaged by the Company would remain subject to full PCAOB inspection during the entire term of our engagement. In such case, we will engage a new qualified and fully inspected auditor, which may result in us delaying or restating our financial statements.

The PCAOB is currently unable to conduct inspections in China without the approval of Chinese government authorities. If it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate.

21

As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular mainland China’s, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress which, if passed, would require the SEC to maintain a list of issuers for which PCAOB is not able to inspect or investigate the audit work performed by a foreign public accounting firm completely. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (“EQUITABLE”) Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges such as the Nasdaq of issuers included on the SEC’s list for three consecutive years. It is unclear if this proposed legislation will be enacted. Furthermore, there have been recent deliberations within the U.S. government regarding potentially limiting or restricting China-based companies from accessing U.S. capital markets. On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act (the “HFCAA”), which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCAA on December 2, 2020, and the HFCAA was signed into law on December 18, 2020. Additionally, in July 2020, the U.S. President’s Working Group on Financial Markets issued recommendations for actions that can be taken by the executive branch, the SEC, the PCAOB or other federal agencies and department with respect to Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the United States. In response, on November 23, 2020, the SEC issued guidance highlighting certain risks (and their implications to U.S. investors) associated with investments in China-based issuers and summarizing enhanced disclosures the SEC recommends China-based issuers make regarding such risks. On December 2, 2021, the SEC adopted final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year (as defined in the interim final rules) under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our Ordinary Shares being delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the Board is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China, because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong.

Should the PCAOB be unable to fully conduct inspection of our auditor’s work papers in China, it will make it difficult to evaluate the effectiveness of our auditor’s audit procedures or equity control procedures. Investors may consequently lose confidence in our reported financial information and procedures or quality of the financial statements, which would adversely affect us and out securities.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the CRSC and the Ministry of Finance of the PRC, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. The PCAOB has indicated that it will begin accounting firm inspections in China in September. The PCAOB is now required to reassess its determinations by the end of 2022. Unless or until the PCAOB issues revised determinations, the potential HFCAA trading prohibitions discussed above will continue to face any issuer that chooses to retain an audit firm headquartered in mainland China or Hong Kong.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may from time to time, offer and sell any combination of the securities described in this prospectus up to a total dollar amount of $200,000,000 in one or more offerings. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement subsequently filed with the SEC or in a report of foreign issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

22

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use net proceeds from the sale of securities as set forth in the applicable prospectus supplement, which may include general corporate purposes, asset purchases, debt repayment and strategic transactions.

DESCRIPTION OF SHARE CAPITAL

The following is a description of material terms of our Memorandum and Articles of Association. Because the following is a summary, it does not contain all information that you may find useful. For more complete information, you should read our Memorandum and Articles of Association, copies of which may be obtained from us as set forth under “Where You Can Find Additional Information.”

A.	Share Capital

As of the date of this annual report, our company’s authorized share capital consists of 500,000,000 ordinary shares with a par value $0.0001 per share. As of the date of this report, 8,396,226 ordinary shares are issued and outstanding. All of our issued and outstanding ordinary shares are fully paid.

B.	Memorandum and Articles of Association

The following are summaries of material provisions of our memorandum and articles of association and of the Companies Act (Revised) of the Cayman Islands (the “Companies Act”), insofar as they relate to the material terms of our ordinary shares.

Objects of Our Company. Under our memorandum and articles of association, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Ordinary Shares. Our ordinary shares are issued in registered form and are issued when registered in our register of members. Our shareholders who are nonresidents of the Cayman Islands may freely hold and vote their shares.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may by ordinary resolution declare a final dividend, but no dividend may exceed the amount recommended by our directors. Our articles of association provide that dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our board of directors determine is no longer needed. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose subject to the restrictions of the Companies Act, provided that in no circumstances may we pay a dividend if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. On a show of hands each shareholder is entitled to one vote or, on a poll, each shareholder is entitled to one vote for each ordinary share, voting together as a single class, on all matters that require a shareholder’s vote. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or one or more shareholders present in person or by proxy entitled to vote and who together hold not less than 10 percent of the paid-up voting share capital for the Company.

23

A quorum required for a meeting of shareholders consists of one or more shareholders present and holding at least a majority of the votes of the issued and outstanding voting shares in our company. Shareholders may be present in person or by proxy or, if the shareholder is a legal entity, by its duly authorized representative. Shareholders’ meetings may be convened by our board of directors on its own initiative or upon a request to the directors by shareholders holding no less than 10 percent of our paid voting share capital. Advance notice of at least seven days is required for the convening of our annual general shareholders’ meeting and any other general shareholders’ meeting.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association. Holders of the ordinary shares may, among other things, divide or combine their shares by ordinary resolution.

Transfer of Ordinary Shares. Any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share whether or not it is fully paid up without assigning any reason for doing so.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 45 days in any year as our board may determine.

Liquidation. On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of our shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Shares. The Companies Act and our articles of association permit us to purchase, redeem or otherwise acquire our own shares. In accordance with our articles of association and provided the necessary shareholders or board approval have been obtained, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner, including out of capital, as may be determined by our board of directors.

Variations of Rights of Shares. The rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our company is being wound-up, may be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or series or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares. Our memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

24

Inspection of Books and Records. Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions. Some provisions of our memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including a provision that limits the ability of shareholders to requisition and convene general meetings of shareholders, such that shareholders requisitioning a meeting must hold not less than ten percent of the paid up voting share capital of the company

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company that does not hold a license to carry on business in the Cayman Islands:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	is prohibited from making any invitation to the public in the Cayman Islands to subscribe for any of its securities;

●	may not issue negotiable or bearer shares but may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. These indentures will be filed either as exhibits to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a report under the Exchange Act, that will be incorporated by reference into the registration statement of which this prospectus forms a part or a prospectus supplement. We refer to any applicable prospectus supplement, amendment to the registration statement and/or Exchange Act report as “subsequent filings”. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are each referred to individually as an “indenture” and collectively as the “indentures”. Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction) unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). Each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement or a supplemental indenture, if any, relating to such series.

25

The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.

General

We expect that neither indenture will limit the amount of debt securities which may be issued and that each indenture will provide that debt securities may be issued in one or more series.

We expect that the subsequent filings related to a series of offered debt securities will describe the following terms of the series:

●	if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;
●	whether the debt securities will be our senior or subordinated securities;
●	whether the debt securities will be our secured or unsecured obligations;
●	the applicability of and terms of any guarantees;
●	any period or periods during which, and the price or prices at which, we will have the option to or be required to redeem or repurchase the debt securities of the series and the other material terms and provisions applicable to such redemption or repurchase;
●	any optional or mandatory sinking fund provisions;
●	any conversion or exchangeability provisions;
●	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which debt securities of the series will be issuable;
●	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;
●	any events of default not set forth in this prospectus;
●	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;
●	if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;
●	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;
●	if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

26

●	if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;
●	any covenants or other material terms relating to the debt securities, which may not be inconsistent with the applicable indenture;
●	whether the debt securities will be issued in the form of global securities or certificates in registered form;
●	any listing on any securities exchange or quotation system;
●	additional provisions, if any, related to defeasance and discharge of the debt securities; and
●	any other special features of the debt securities.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

We refer you to the applicable subsequent filings for the particular terms and provisions of the debt securities offered by any prospectus supplement.

Senior Debt Securities

We may issue senior debt securities under a senior debt indenture. These senior debt securities would rank on an equal basis with all our other unsubordinated debt.

Subordinated Debt Securities

We may issue subordinated debt securities under a subordinated debt indenture. These subordinated debt securities would rank subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in the applicable prospectus supplement.

Covenants

Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

●	our ability to incur either secured or unsecured debt, or both;
●	our ability to make certain payments, dividends, redemptions or repurchases;
●	our ability to create dividend and other payment restrictions affecting our subsidiaries;
●	our ability to make investments;
●	mergers and consolidations by us;
●	sales of assets by us;

27

●	our ability to enter into transactions with affiliates;
●	our ability to incur liens; and
●	sale and leaseback transactions.

Modification of the Indentures

We expect that each indenture and the rights of the respective holders generally may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:

(1) changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

(2) reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3) reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

(4) waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5) makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

(6) makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7) waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;

will be effective against any holder without each holder’s consent.

Additionally, certain changes under each indenture will not require the consent of any holders. These types of changes are generally limited to clarifications of ambiguities, omissions, defects and inconsistencies in each indenture and amendments, supplements and other changes that would not adversely affect the holders of outstanding debt securities under each indenture, such as adding security, covenants, additional events of default or successor trustees.

Events of Default

We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:

●	default in any payment of interest when due which continues for 30 days;
●	default in any payment of principal or premium when due;
●	default in the deposit of any sinking fund payment when due;
●	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;
●	default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and
●	events of bankruptcy, insolvency or reorganization.

28

An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.

We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

We expect that each indenture will require us to file annually, after debt securities are issued under that indenture, with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.

We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

We expect that the terms of each indenture will provide us with the right to omit complying with specified covenants and specified events of default described in a subsequent filing upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.

We expect that to exercise this right we will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

29

Form of Debt Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either in registered form, where our obligation runs to the holder of the security named on the face of the security, or in bearer form, where our obligation runs to the bearer of the security.

Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.

Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those debt securities. We anticipate that the following provisions will apply to all depositary arrangements:

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture.

Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest in that registered global security, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders of a registered global security or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

30

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of us or agent of the trustee will have any responsibility or liability to owners of beneficial interests for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We expect that the indenture will provide that if the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will be required to issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the indenture is expected to allow us to decide, at any time and in our sole discretion, to not have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

If we issue registered global securities, we expect that the Depository Trust Company, or DTC, will act as depository and the securities will be registered in the name of Cede & Co., as DTC’s nominee.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect that such terms will include, among others:

●	the title of such warrants;
●	the aggregate number of such warrants;
●	the price or prices at which such warrants will be issued;
●	the currency or currencies in which the price of such warrants will be payable;
●	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;
●	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;
●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

31

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
●	information with respect to book-entry procedures, if any;
●	if applicable, a discussion of any material U.S. federal income tax considerations; and
●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

●	the exercise price for the rights;
●	the number of rights issued to each shareholder;
●	the extent to which the rights are transferable;
●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;
●	the date on which the right to exercise the rights will commence and the date on which the right will expire;
●	the amount of rights outstanding;
●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and
●	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the Commission if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see “Where You Can Find Additional Information” of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of our rights, purchase contracts, warrants, debt securities, equity securities, or any combination of such securities. The applicable prospectus supplement will describe:

●	the terms of the units and of the rights, purchase contracts, warrants, debt securities, equity securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
●	a description of the terms of any unit agreement governing the units;
●	if applicable, a discussion of any material U.S. federal income tax considerations; and
●	a description of the provisions for the payment, settlement, transfer or exchange or the units.

PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

32

In addition, we may sell some or all of our securities included in this prospectus through:

●	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
●	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
●	trading plans entered into by us pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

In addition, we may enter into options or other types of transactions that require us to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

●	enter into transactions involving short sales of our ordinary shares by broker-dealers;
●	sell ordinary shares short and deliver the shares to close out short positions;
●	enter into option or other types of transactions that require us to deliver ordinary shares to a broker-dealer, who will then resell or transfer the ordinary shares under this prospectus; or
●	loan or pledge the ordinary shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock,and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Furthermore, we, our executive officers, our directors and major shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our ordinary shares or any securities convertible into or exchangeable for ordinary shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by us pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

33

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through NASDAQ, the existing trading market for our ordinary shares, or sales made to or through a market maker other than on an exchange.

We will bear costs relating to all of the securities offered and sold by us under this registration statement.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in the 2021 Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee	$	*
FINRA Fee	$	*
Legal fees and expenses	$	**
Printing and engraving expenses	$	**
NASDAQ Listing of Additional Shares Fee	$	**
Accounting fees and expenses	$	**
Miscellaneous	$	**
Total	$	**

*	The registrant is registering an indeterminate number of securities under the registration statement of which this prospectus forms a part, and, in accordance with Rules 456(b) and 457(r), we are deferring payment of all of the registration fee.
**	To be provided by a prospectus supplement or as an exhibit to a report of foreign issuer on Form 6-K that is incorporated by reference into this registration statement.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in the 2021 Annual Report, in our reports of foreign issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since                   , 2022.

LEGAL MATTERS

Crone Law Group, P.C., our legal counsel in the United States, is our lead counsel with regard to this Registration Statement. Certain legal matters as to Cayman Island law will be passed upon for us by Ogier, our independent legal counsel in the Cayman Islands.

34

EXPERTS

The consolidated financial statements in the 2021 Annual Report included by reference in this prospectus have been so included in reliance on the report of Friedman LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Friedman LLP is located at One Liberty Plaza, 165 Broadway, Floor 21, New York, NY 10006.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to the ordinary shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement on Form F-3, does not contain all of the information contained in the registration statement. You should read our registration statement and its exhibits and schedules for further information with respect to us and our ordinary shares.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference the documents listed below  and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:

●	Our Report of Foreign Issuer on Form 6-K filed with the SEC on August 1, 2022;
●	Our Report of Foreign Issuer on Form 6-K filed with the SEC on June 30, 2022;
●	Our Report of Foreign Issuer on Form 6-K filed with the SEC on June 22, 2022;
●	Our Report of Foreign Issuer on Form 6-K filed with the SEC on February 3, 2022;
●	Our Annual Report on Form 20-F for the year ended September 30, 2021, filed with the SEC on January 31, 2022, which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed; and
●	Our Form 8-A, filed with the SEC on June 21, 2021, registering our ordinary shares under Section 12(b) of the Exchange Act, and any amendment filed thereto.

Our annual report on Form 20-F for the fiscal year ended September 30, 2021 filed with the SEC on January 31, 2021 contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain reports on Form 6-K that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or any prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and subsequent filings. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Each person, including any beneficial owner, may request a free copy of the above-mentioned filings or any subsequent filing we incorporated by reference to this prospectus by writing or orally contacting us at the following address:

Bon Natural Life Limited

25F, Rongcheng Yungu, Keji 3rd Road

Xi’an Hi-tech Zone, Xi’an, China

0086-29-88346301 x809

These reports may also be obtained on our website at: http://www.bnlus.com/. None of the information on our website is a part of this prospectus.

35

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the Cayman Islands as an exempted company with limited liability. We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. The Cayman Islands, however, has a less developed body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue in the Federal courts of the United States.

Substantially all of our assets are located in mainland China. In addition, all of our officers are nationals or residents of the PRC and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed The Crone Law Group as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

We have been advised by our counsel as to Cayman Islands law that it is uncertain whether the courts of the Cayman Islands will allow shareholders of our company to originate actions in the Cayman Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. We have been further advised that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re- examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment: (a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final; (d) is not in respect of taxes, a fine or a penalty; and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

The United States and the Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, may not be enforceable in the Cayman Islands.

Our PRC counsel has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. Courts in mainland China may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between mainland China and the country where the judgment is made or on reciprocity between jurisdictions. There are no treaties or other forms of reciprocity between mainland China and the United States for the mutual recognition and enforcement of court judgments. Our PRC counsel has further advised us that under PRC laws and regulations, courts in mainland China will not enforce a foreign judgment against us or our officers and directors if the court decides that such judgment violates the basic principles of PRC laws and regulations or national sovereignty, security or public interest, thus making the recognition and enforcement of a U.S. court judgment in mainland China difficult.

36

PROSPECTUS

BON NATURAL LIFE LIMITED

$200,000,000 of

Ordinary Shares

Debt Securities

Warrants

Rights

and

Units

PUBLIC OFFERING

                         , 2022

Dealer Prospectus Delivery Obligation

Until                               , 2022 , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

The Cayman Islands Companies Act does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such indemnification may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide that, to the extent permitted by the Companies Act, we may indemnify all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who: (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a Director, managing director, agent, auditor, secretary and other officer for the time being of the Company; or (b) is or was, at the request of the Company, serving as a Director, managing director, agent, auditor, secretary and other officer for the time being of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

Item 9. Exhibits

Exhibit No.	Description
4.1	Registrant’s Specimen Certificate for Ordinary Shares (incorporated by reference to Exhibit 4.1 of our Registration Statement on Form F-1 (File No. 333- 251182), as amended, initially filed with the SEC on December 7, 2020)
4.2*	Form of Debt Security
4.3*	Form of Warrant Agreement and Warrant Certificate
4.4*	Form of Unit Agreement and Unit Certificate
4.5*	Form of indenture with respect to senior debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any
4.6*	Form of indenture with respect to subordinated debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any
5.1	Opinion of Ogier (incorporated by reference to Exhibit 5.1 of our Registration Statement on Form F-3 (File No. 333- 267116), initially filed with the SEC on August 26, 2022)
23.1**	Consent of Friedman LLP
23.2	Consent of Ogier (included in Exhibit 5.1) (incorporated by reference to Exhibit 5.1 of our Registration Statement on Form F-3 (File No. 333- 267116), initially filed with the SEC on August 26, 2022)
24.1**	Power of Attorney (included on signature page)
25.1***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Senior Debt Securities Indenture
25.2***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Debt Securities Indenture
107	Filing Fee Table (incorporated by reference to Exhibit 107 of our Registration Statement on Form F-3 (File No. 333- 267116), initially filed with the SEC on August 26, 2022)

*	To be filed, if applicable, by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	Filed herewith.
***	To be filed, if necessary, on electronic Form 305b2 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

II-1

Item 10. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

II-2

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Xi’an, the People’s Republic of China, on October 03, 2022.

Bon Natural Life Limited

By:	/s/ Yongwei Hu
Yongwei Hu
Title:	Chairman and Chief Executive Officer
(Principal Executive Officer)

Powers of Attorney

Each person whose signature appears below constitutes and appoints Yongwei Hu as attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations, and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of securities of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such securities, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yongwei Hu	Chief Executive Officer and Chairman of the Board of Directors	October 03, 2022
Name: Yongwei Hu	(Principal Executive Officer)

/s/ Zhenchao Li	Chief Financial Officer and Director	October 03, 2022
Name: Zhenchao Li	(Principal Accounting and Financial Officer)

/s/ James Edward Burns	Director	October 03, 2022
Name: James Edward Burns

/s/ Jeffrey J. Guzy	Director	October 03, 2022
Name: Jeffrey J. Guzy

/s/ Lawrence W. Leighton	Director	October 03, 2022
Name: Lawrence W. Leighton

II-4